Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements of our reports dated March 10, 2006, with respect to the consolidated financial statements of Independence Community Bank Corp., Independence Community Bank Corp. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Independence Community Bank Corp., included in the Form 10-K for the year ended December 31, 2005:
Form S-8 No. 333-50987, pertaining to the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust
Form S-8 No. 333-74055, pertaining to the 1998 Stock Option Plan
Form S-8 No. 333-85981, pertaining to the Stock Options Assumed in Acquisition of Broad National Bancorporation
Form S-8 No. 333-95767, pertaining to the Stock Options Assumed in Acquisition of Statewide Financial Corp.
Form S-8 No. 333-60204, pertaining to the Director’s Fiscal 2002 Stock Retainer Plan
Form S-8 No. 333-83330, pertaining to the Director’s Fee Plan
Form S-8 No. 333-106193, pertaining to the 2002 Stock Incentive Plan, as amended
Form S-3 No. 333-100897, pertaining to the common stock available for resale by Meridian Capital Group, LLC
Form S-8 No. 333-111562, pertaining to the stock options assumed in the acquisition of Staten Island Bancorp, Inc.

/s/ Ernst & Young LLP
New York, New York
March 10, 2006